CONSENT AND CERTIFICATION BY SELLING AGENT

1. Futures Investment Company, an Illinois corporation, (the "Undersigned") hereby consents to being named as Principal Selling Agent in a Form S-1 Registration Statement to be filed with the Securities and Exchange Commission by Providence Select Fund, Limited Partnership, in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said registration statement.

2. The Undersigned hereby certifies that it furnished the statements and information set forth in the Prospectus with respect to the Undersigned, its directors and officers, that such statements and information are accurate, complete and fully responsive to the requirement of Form S-1 and do not omit any material information required to be stated therein with respect of any such persons, or necessary to make the statements and information therein, with respect to any of them, not misleading.

3. If Preliminary Registration Statements are distributed, the Undersigned hereby undertakes to keep an accurate and complete record of the name and address of each person furnished a Registration Statement and, if such Registration Statement is inaccurate or inadequate, in any material respect, to furnish a revised or a Registration Statement to all persons to whom the securities are to be sold at least 48 hours prior to the mailing of any confirmation of sale to such persons, or to send such a circular to such persons under circumstances that it would normally be received by them 48 hours prior to their receipt of confirmation of the sale.

                                          FUTURES INVESTMENT COMPANY



                                          By:  /s/ Michael Pacult
                                               Michael P. Pacult
                                               President
                                               Futures Investment Company
                                               5916 N. 300 West
                                               Fremont, IN 46737

                                               (260) 833-1306



Date:  August 22, 2003